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                                                                     EXHIBIT 2.6

                          STOCKHOLDER VOTING AGREEMENT

     THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") dated as of September 28, 1997, is made by and between Alrenco, Inc., an Indiana corporation ("Alrenco"), and the stockholder named on the signature page hereto ("Stockholder"). On the date hereof the Stockholder Beneficially Owns (as defined in Section 11(a) hereof) the number of shares of common stock, par value $.01 per share (the "RTO Shares"), of RTO, Inc., a Delaware corporation ("RTO"), set forth next to the Stockholder's name on the signature page hereto.

                                  WITNESSETH:

     WHEREAS, RTO and Alrenco concurrently herewith are entering into an Agreement and Plan of Merger, dated as of September 28, 1997 (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of RTO with and into Alrenco, with Alrenco as the surviving corporation; and

     WHEREAS, as an essential condition and inducement to Alrenco's execution of the Merger Agreement, Alrenco has requested that the Stockholder agree, and the Stockholder has agreed, to vote (or consent with regard to) all RTO Shares as to which the Stockholder has voting power in favor of the Merger as provided herein.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (each, a "Party"), intending to be legally bound hereby, agree as follows:

     1. Voting Agreement. The Stockholder agrees that at any time the Merger Agreement remains in effect, he will vote all Stockholder Shares (as defined below) on matters as to which the Stockholder is entitled to vote at any annual, special or other meeting of the Stockholders of RTO, and at any adjournment or adjournments thereof, or by written consent without a meeting, with respect to all Stockholder Shares, as follows: (i) in favor of approval and adoption of the Merger Agreement, the terms thereof and each of the other transactions contemplated by the Merger Agreement; and (ii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving RTO and its subsidiaries; or (B) a sale or transfer of a material amount of assets of RTO and its subsidiaries or a reorganization, recapitalization or liquidation of RTO and its subsidiaries. The Stockholder shall use his reasonable best efforts to cause all other stockholders of RTO to vote in favor of approval and adoption of the Merger Agreement, the terms thereof and each of the other transactions contemplated by the Merger Agreement.

     "Stockholder Shares" shall mean the shares of capital stock of RTO (including without limitation the RTO Shares) Beneficially Owned by such Stockholder as of the date hereof, or Beneficially Owned by such Stockholder at any time hereafter (including, without limitation, by way of exercise of options or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, grant of proxy or otherwise) by such Stockholder (as adjusted as set forth herein). The Stockholder hereby agrees to promptly notify Alrenco of the number of any new Stockholder Shares acquired by the Stockholder, if any, after the date hereof. In the event of any change in the RTO Shares by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities that constitute Stockholder Shares hereunder shall be adjusted appropriately.
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     2.  Termination.

          (a) This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms pursuant to Section 9.1, 9.2, 9.3(a), 9.3(b), 9.3(d), 9.4(a), 9.4(b) or
     9.4(c) thereof, or (ii) the Effective Time (as defined in the Merger Agreement).

          (b) Upon termination, this Agreement shall have no further force or effect, except for Section 7 which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement.

     3. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to Alrenco as follows:

          (a) Due Authorization. The Stockholder has the legal capacity and all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Stockholder Beneficially Owns the number of the Stockholder Shares listed on the signature page hereof and specified as so owned with no restrictions on the voting rights (except as specified in this Agreement) or rights of disposition pertaining thereto, which constitute all RTO Shares Beneficially Owned by such Stockholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by Alrenco, this Agreement constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          (b) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound.

     4. Representations and Warranties of Alrenco. Alrenco hereby represents and warrants to the Stockholder as follows:

          (a) Due Authorization. Alrenco has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Alrenco and this Agreement has been duly executed by a duly authorized officer of Alrenco. Assuming this Agreement has been duly and validly executed and delivered by the Stockholder, this Agreement constitutes a valid and binding agreement of Alrenco, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          (b) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by Alrenco of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which Alrenco is a party or by which Alrenco is bound.

     5. No Transfer. Except as provided in this Agreement or the Merger Agreement, the Stockholder hereby agrees, without the prior written consent of Alrenco, except pursuant to the terms hereof, not to (i) sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of his Stockholder Shares other than to a "Permitted Transferee" (as defined below) and except that the Stockholder may transfer Stockholder Shares to RTO in order to pay the exercise price or withholding taxes applicable in connection with the exercise of employee stock options; (ii) grant any proxies, deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares; (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his obligations under this Agreement; or (iv) take any action which would jeopardize the treatment of the Merger as a pooling of interests for

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accounting purposes. For purposes of this Agreement, "Permitted Transferee"
shall mean an organization that qualifies for treatment under section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Any Permitted Transferee of Stockholder Shares must become a party to this Agreement and any purported transfer of Stockholder Shares to a person or entity that has not become a party hereto shall be null and void. In furtherance of this Agreement, concurrently herewith the Stockholder shall and does hereby agree to notify RTO that there is a stop transfer order with respect to all of the Stockholder Shares (and that this Agreement places limits on the voting and transfer of such shares).

     6. Entire Agreement. Other than the Merger Agreement (including the exhibits, schedules and other documents and instruments referred to therein), this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto;
(c) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

     7. Remedies. The parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The parties hereto agree that any party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

     8. Legends on Certificates. Until such time as this Agreement shall terminate pursuant to Section 2 hereof, all certificates representing Stockholder Shares shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDER VOTING AGREEMENT, DATED AS OF SEPTEMBER 28, 1997, BY AND BETWEEN ALRENCO, INC. AND THE STOCKHOLDER. ANY TRANSFEREE OF THESE SHARES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF RTO, INC.

     9. Parties in Interest. Subject to the provisions of Sections 5 and 6(b) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     11. Definitions. The following terms shall have the following respective meanings:

          (a) "Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Rules and Regulations to the Exchange Act, and "Beneficially Owned" and "Beneficially Owns" shall have correlative meanings; provided, however, that for purposes of this Agreement a person shall be deemed to be the Beneficial Owner of RTO Shares that may be acquired pursuant to the exercise of an option or other right regardless of when such option is exercisable.

          (b) "Person" shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange
     Act).

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     12.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  If to Alrenco to:   Alrenco, Inc.
                         1736 East Main Street
                         New Albany, Indiana 47150
                         Telecopy No.: (812) 948-2579
                         Attention: Michael D. Walts

     with a copy to:     Stites & Harbison
                         Suite 1800
                         400 West Market Street
                         Louisville, Kentucky 40202
                         Telecopy No.: (502) 587-6391
                         Attention: C. Craig Bradley, Jr.

(b)  If to the Stockholder, to the address set forth on the signature page hereto.

     13. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     15. Further Assurances. The Stockholder further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by Alrenco to evidence the agreements herein.

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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                                      ALRENCO, INC.

                                          By:     /s/ MICHAEL D. WALTS
                                            ------------------------------------
                                            Name: Michael D. Walts
                                            Title: President

                                                GDJ, JR. INVESTMENTS, L.P.

                                          By:  /s/ GEORGE D. JOHNSON, JR.
                                            ------------------------------------
                                            Name: George D. Johnson, Jr.
                                            Title: General Partner

                                          No. of Shares Beneficially
                                          Owned: 26,448

                                          Address for Notices:

                                          c/o Johnson Development Associates,
                                          Inc.
                                          --------------------------------------

                                          961 Main Street
                                          --------------------------------------

                                          Spartanburg, SC 29302
                                          --------------------------------------

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